Exhibit 99.2

ToughBuilt Industries Announces Closing of $4.5 Million Public Offering

Irvine, Calif., June 23, 2023 (GLOBE NEWSWIRE) — ToughBuilt Industries, Inc. (“ToughBuilt” or the “Company”) (NASDAQ: TBLT; TBLTW), today announced the closing of its previously announced public offering of 10,975,611 shares of its common stock (or pre-funded warrants in lieu thereof), together with warrants to purchase up to 10,975,611 shares of its common stock at an offering price to the public of $0.41 per share (or pre-funded warrant) and associated warrant. The warrants have an exercise price of $0.29 per share, are exercisable upon issuance, and will expire five years following the date of issuance.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering were approximately $4.5 million, before deducting the placement agent’s fees and other offering expenses payable by ToughBuilt.  The Company intends to use the net proceeds from this offering for general corporate purposes, including working capital.

A registration statement on Form S-1 (File No. 333-271181) relating to these securities has been filed with the Securities and Exchange Commission, or the SEC, and was declared effective by the SEC on June 21, 2023. The offering was made only by means of a prospectus, which is part of the effective registration statement. A final prospectus relating to the offering has been filed with the SEC.  Electronic copies of the final prospectus may be obtained for free on the SEC’s website located at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT TOUGHBUILT INDUSTRIES, INC.

ToughBuilt is an advanced product design, manufacturer, and distributor with emphasis on innovative products, currently focused on tools and other accessories for the professional and do-it-yourself construction industries. We market and distribute various home improvement and construction product lines for both the do-it-yourself and professional markets under the TOUGHBUILT brand name, within the global multibillion dollar per year tool market industry. All of our products are designed by our in-house design team. Since launching product sales in 2013, we have experienced significant annual sales growth. Our current product line includes three major categories, with several additional categories in various stages of development, consisting of Soft Goods & Kneepads and Sawhorses & Work Products. Our mission is to provide products to the building and home improvement communities that are innovative, of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being and building high brand loyalty. Additional information about the Company is available at: https://www.toughbuilt.com/.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements.” Such statements include, but are not limited to, statements regarding the intended use of proceeds from the offering and may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the impact of the worldwide COVID-19 pandemic and government actions, on our business, (ii) supply chain disruptions, (iii) market acceptance of our existing and new products, (iv) delays in bringing products to key markets, (v) an inability to secure regulatory approvals for the ability to sell our products in certain markets, (vi) intense competition in the industry from much larger, multinational companies, (vii) product liability claims, (viii) product malfunctions, (ix) our limited manufacturing capabilities and reliance on subcontractors for assistance, (x) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction, (xiv) our use of the net proceeds in this offering, and (xv) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

KCSA Strategic Communications

David Hanover

ToughBuilt@KCSA.com